Exhibit 4-d-3



                       ROCKWELL INTERNATIONAL CORPORATION

                         2000 LONG-TERM INCENTIVES PLAN

                           RESTRICTED STOCK AGREEMENT

To:      [Grantee]

         In accordance with Section 4(c) of the 2000 Long-Term Incentives Plan
(the Plan) of Rockwell International Corporation (Rockwell),         shares
(Restricted Shares) of Common Stock of Rockwell have been granted to you today as Restricted Stock (as defined in the Plan) upon the terms and conditions of this Restricted Stock Agreement, subject in all respects to the provisions of the Plan, as it may be amended. Capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings ascribed to them in the Plan.

1.       Earning of Restricted Shares

                  (a) [Here insert provisions on earning of Restricted Shares, including a definition of "Restricted Period"]

                  (b) If (i) you shall continue as an Employee throughout the Restricted Period; or (ii) you shall die or suffer a disability that shall continue for a continuous period of at least six months prior to the end of the Restricted Period; or (iii) a "Change of Control" (as defined for purposes of Article III, Section 13(I)(1) of Rockwell's By-Laws) shall have occurred; then you shall be deemed to have fully earned all the Restricted Shares subject to this Agreement.

                  (c) If you cease to be an Employee prior to satisfaction of any of the conditions set forth in paragraph (b) of this Section, you shall be deemed not to have earned any of the Restricted Shares and shall have no further rights with respect to the Restricted Shares, or any Dividends (as hereinafter defined) thereon, or any other proceeds thereof.

2.       Retention of Certificates for Restricted Shares and Dividends

         Certificates for the Restricted Shares and any dividends or distributions thereon or in respect thereof (Dividends), whether in cash or otherwise (including but not limited to additional shares of Common Stock or other securities of Rockwell or securities of another entity, any such shares or other securities being collectively referred to herein as Stock Dividends), shall be delivered to and held by Rockwell, or shall be registered in book entry form subject to Rockwell's instructions, until you shall have earned the Restricted Shares in accordance with the provisions of Section 1. To facilitate implementation of the provisions of this Agreement, you undertake to sign and deposit with Rockwell's Office of the Secretary (i) a Stock Transfer Power in the form of Attachment 1 hereto with respect to the Restricted


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         Shares and any Stock Dividends thereon;  (ii) a Dividend Order in the form of Attachment 2 hereto with respect to dividends (whether payable in cash or as Stock Dividends) or other distributions on the Restricted Shares; and (iii) such other documents appropriate to effectuate the purpose and intent of this Restricted Stock Agreement as Rockwell may reasonably request from time to time.

3.       Voting Rights

         Notwithstanding the retention by Rockwell of certificates (or the right to give instructions with respect to shares held in book entry form) for the Restricted Shares and any Stock Dividends, you shall be entitled to vote the Restricted Shares and any Stock Dividends held by Rockwell (or subject to its instructions) in accordance with Section 2, unless and until such shares have been forfeited in accordance with
         Section 5.

4.       Delivery of Earned Restricted Shares and Dividends

         As promptly as practicable after (i) you shall have been deemed to have earned all or part of the Restricted Shares in accordance with Section 1 and (ii) Rockwell has been reimbursed for all required withholding taxes in respect of your earning all or the part of the Restricted Shares you have been deemed to have earned (including withholding taxes on any Dividends on those Restricted Shares and interest on those Dividends that were paid in cash) Rockwell shall deliver to you (or in the event of your death, to your estate or any person who acquires your interest in the Restricted Shares by bequest or inheritance) all or the part of the Restricted Shares you have been deemed to have earned. Concurrently, Rockwell shall deliver to you any Dividends in respect of those Restricted Shares then held by Rockwell (or subject to its instructions) and interest on the amount of those Dividends that were paid in cash, calculated at a fluctuating rate per annum, adjusted quarterly, equal to 120% of the Federal Long-Term Rate as announced by the Secretary of Treasury and in effect from time to time during the period Rockwell held those Dividends that were paid in cash.

5.       Forfeiture of Unearned Restricted Shares and Dividends

         Notwithstanding any other provision of this Agreement, if at any time it shall become impossible for you to earn any of the Restricted Shares in accordance with this Agreement, all the Restricted Shares, together with any Dividends, then being held by Rockwell (or subject to its instructions) in accordance with Section 2 shall be forfeited, and you shall have no further rights of any kind or nature with respect thereto. Upon any such forfeiture, the Restricted Shares, together with any Dividends, shall be transferred to Rockwell.

6.       Adjustments

         If there shall be any change in or affecting shares of Stock on account of any stock dividend or split, merger or consolidation, reorganization (whether or not Rockwell is a surviving corporation), recapitalization, reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend in cash, securities or other property, there shall be made or taken such


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         amendments to this Agreement or the Restricted Shares as the Board of
         Directors may deem appropriate under the circumstances.

7.       Transferability

         This grant is not transferable by you otherwise than by will or by the laws of descent and distribution, and the Restricted Shares, and any Dividends shall be deliverable, during your lifetime, only to you.

8.       Withholding

         Rockwell shall have the right, in connection with the delivery of the Restricted Shares and any Dividends (and interest thereon) subject to this Agreement, (i) to deduct from any payment otherwise due by Rockwell to you or any other person receiving delivery of the Restricted Shares and any Dividends (and interest thereon) an amount equal to any taxes required to be withheld by law with respect to such delivery, (ii) to require you or any other person receiving such delivery to pay to it an amount sufficient to provide for any such taxes so required to be withheld or (iii) to sell such number of the Restricted Shares and any Stock Dividends as may be necessary so that the net proceeds of such sale shall be an amount sufficient to provide for any such taxes so required to be withheld.

9.       Applicable Law

         This Agreement and Rockwell's obligation to deliver Restricted Shares and any Stock Dividends hereunder shall be governed by and construed and enforced in accordance with the laws of Delaware and the Federal law of the United States.


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                             ROCKWELL INTERNATIONAL CORPORATION



                             By
                               ----------------------------------
                                 William J. Calise, Jr.
                                 Senior Vice President,
                                 General Counsel and Secretary


         Attachment 1 - Stock Transfer Power
         Attachment 2 - Dividend Order


Dated:

Agreed to this     day of        , 2000
               --         ------


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[Grantee]

Address:

Social Security No.:


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                                                                   ATTACHMENT 1



                 STOCK TRANSFER POWER SEPARATE FROM CERTIFICATE
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         FOR VALUE RECEIVED, I, [Grantee], hereby sell, assign and transfer unto
Rockwell International Corporation (Rockwell) (i) the 5,000 shares (the Shares) of the Common Stock of Rockwell standing in my name on the books of Rockwell
evidenced by book entry, granted to me on         , 2000 as Restricted Stock
pursuant to Rockwell's 2000 Long-Term Incentives Plan and (ii) any additional shares of Rockwell's Common Stock, other securities issued by Rockwell or securities of another entity (Stock Dividends) distributed, paid or payable on or in respect of the Shares and Stock Dividends during the period the Shares and Stock Dividends are held by Rockwell pursuant to a certain Restricted Stock
Agreement dated       , 2000, with respect to the Shares; and I do hereby
irrevocably constitute and appoint                              , attorney with
                                  -----------------------------
full power of substitution in the premises to transfer the Shares on the books of Rockwell.


Dated:

                                                 ------------------------------
                                                           (Signature)


WITNESS:

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                                                                    ATTACHMENT 2

Send To:
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                                 DIVIDEND ORDER


Date: ----------------------

Until this order shall be revoked in writing by the undersigned with the written consent of the Secretary or an Assistant Secretary of Rockwell International Corporation, please comply with the following instructions with respect to the payment of all dividends or other distributions on all shares of Common Stock of Rockwell International Corporation:

REGISTERED AS FOLLOWS:     [Grantee]
                           c/o Office of the Secretary, Room 1280
                           777 E. Wisconsin Avenue
                           Milwaukee, Wisconsin 53202
                           Tax Identification No.:
                           Account Key:

DIVIDEND   CHECKS  and  all   rights,   stock   dividends,   notices  and  other
communications (other than proxy statements and proxies) pertaining to the above account are to be payable to and mailed as follows:

                             Office of the Secretary, Room 1280
                             777 E. Wisconsin Avenue
                             Milwaukee, Wisconsin 53202

All proxy statements, proxies and related materials pertaining to the above account are to be mailed to the undersigned at the following address:

                               [Grantee]
                               [Grantee's Address]

THIS ORDER MUST BE SIGNED BY ALL REGISTERED OWNERS:


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SIGNATURE(S) GUARANTEED:

ROCKWELL INTERNATIONAL CORPORATION


By:
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          Assistant Secretary